Exhibit 5.1

January 12, 2022

Embark Technology, Inc.

424 Townsend Street

San Francisco, CA 94107

555 Eleventh Street, N.W., Suite 1000

Washington, D.C. 20004-1304

Tel: +1.202.637.2200 Fax: +1.202.637.2201

www.lw.com

FIRM / AFFILIATE OFFICES

Austin	Moscow
Beijing	Munich
Boston	New York
Brussels	Orange County
Century City	Paris
Chicago	Riyadh
Dubai	San Diego
Düsseldorf	San Francisco
Frankfurt	Seoul
Hamburg	Shanghai
Hong Kong	Silicon Valley
Houston	Singapore
London	Tel Aviv
Los Angeles	Tokyo
Madrid	Washington, D.C.
Milan

Re:	Embark Technology, Inc, – Registration Statement on Form S-8

To the addressees set forth above:

We have acted as special counsel to Embark Technology, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of (i) 76,873,776 shares of its Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), issuable under the Embark Technology, Inc. 2021 Incentive Award Plan (the “2021 Plan”), (ii) 15,374,754 shares of its Class A Common Stock issuable under the Embark Technology, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), and (iii) 79,742,504 shares of the Class A Common Stock issuable under the Embark Trucks Inc. 2016 Stock Plan (the “2016 Plan”), shares in the foregoing clauses (i), (ii) and (iii), collectively, the “Shares”. The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 12, 2022 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”) and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by the Company against payment therefor in the circumstances contemplated by and pursuant to the 2021 Plan, the ESPP and the 2016 Plan, as applicable, and assuming in each case that the individual issuances, grants or awards under the 2021 Plan, the ESPP and the 2016 Plan, as applicable, are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the 2021 Plan, the ESPP and the 2016 Plan, as applicable (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares in the DGCL.

January 12, 2022

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,